Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(12,445,591)
Unrealized Gain (Loss) on Market Value of Futures	2,564,033
Dividend Income	968
Interest Income	356
ETF Transaction Fees	700
Total Income (Loss)	$(9,879,534)

Expenses
General Partner Management Fees	$22,444
Professional Fees	9,455
Brokerage Commissions	4,304
SEC & FINRA Registration Expense	3,945
NYMEX License Fee	561
Prepaid Insurance Expense	476
Non-interested Directors' Fees and Expenses	445
Total Expenses	41,630
Expense Waiver	(13,542)
Net Expenses	$28,088
Net Income (Loss)	$(9,907,622)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/14	$50,960,666
Additions (50,000 Shares)	1,689,272
Withdrawals (50,000 Shares)	(2,060,172)
Net Income (Loss)	(9,907,622)

Net Asset Value End of Month	$40,682,144
Net Asset Value Per Share (1,200,000 Shares)	$33.90

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612